Exhibit 10.1

[FORM OF LETTER AGREEMENT TO BE ENTERED INTO BY AND BETWEEN THE

REGISTRANT AND THE INITIAL STOCKHOLDER]

                    , 2005

HEALTHCARE ACQUISITION PARTNERS CORP.

350 Madison Avenue

New York, NY 10017

Re:	Healthcare Acquisition Partners Corp. Initial Public Offering – Letter Agreement

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Healthcare Acquisition Partners Corp., a Delaware corporation (the “Company”), and FTN Midwest Securities Corp., as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and two warrants, each being exercisable for one share of Common Stock (each, a “Warrant”). The capitalized terms set forth on Schedule 1 attached hereto are hereby incorporated by reference herein.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote all Insider Shares owned by such person in accordance with the majority of the votes with respect to IPO Shares by the holders thereof.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO Shares (in respect of the IPO Shares they hold) no later than the Termination Date and (ii) the Company to dissolve and liquidate. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund with respect to such person’s Insider Shares, and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse for any Claim against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned in respect to such person’s Insider Shares.

3. The undersigned agrees to present to the Company for its consideration any opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire a controlling equity interest in, an operating business in the healthcare-related sector, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be a stockholder of the Company; provided, however, that the foregoing shall not obligate the undersigned to present to the Company any opportunity involving a business in the healthcare or a healthcare-related sector seeking a strategic combination with another operating business in the healthcare or a healthcare-related sector.

4. The undersigned agrees not to acquire any IPO Shares prior to the completion of a Business Combination.

This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Sincerely,

HEALTHCARE ACQUISITION PARTNERS HOLDINGS, LLC

By:
Name:
Title:

Accepted and agreed:

HEALTHCARE ACQUISITION PARTNERS CORP.

By:
Name:
Title:

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Schedule 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar type of combination, of one or more operating businesses in the healthcare-related sector, having, collectively, a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar type of combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by Healthcare Acquisition Partners Holdings, LLC immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Healthcare Acquisition Partners Holdings, LLC in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-            ) with the SEC on                     , 2005, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date (inclusive thereof).

“Transaction Failure” shall mean the earlier of (i) the failure to enter into a definitive agreement with respect to a Business Combination on any day during the eighteen-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the twenty four-month period immediately following the Effective Date.

“Transaction Failure Date” shall mean the date upon which a Transaction Failure occurs, as conclusively established by a majority of the Independent Directors of the Company immediately following a Transaction Failure.

“Trust Fund” shall mean that certain trust account established with JPMorgan Chase and in which the Company deposited the “funds to be held in trust”, as described in the Prospectus.

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